Exhibit 10.8

QUANTINUUM INC. 2026 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Quantinuum Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (“RSUs”) described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Quantinuum Inc. 2026 Incentive Award Plan (as amended from time to time, the “Plan”) and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]
Grant Date:	[To be specified]
Number of RSUs:	[To be specified]
Vesting Commencement Date:	[To be specified]
Vesting Schedule:	Subject to the Plan and the Agreement, the RSUs shall vest in accordance with the vesting schedule attached hereto as Exhibit B.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

QUANTINUUM INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

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EXHIBIT A
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Award of RSUs and Dividend Equivalents.
(a)The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
(b)The Company hereby grants to Participant, with respect to each RSU granted hereunder, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2Incorporation of Terms of Plan. The RSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
2.1Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the RSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates. In the event of Participant’s Termination of Service for any reason, (a) all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service, including as set forth on Exhibit B or under an applicable severance plan of the Company, the Operating Company, a Subsidiary or one of their respective affiliates) and (b) Dividend Equivalents (including any Dividend Equivalent Account balance) will be forfeited upon the forfeiture of the RSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.2Settlement.
(a)The RSUs will, to the extent vested, be paid in Shares, and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash or, if approved by the

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Administrator, Shares, as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15 of the year following the year in which the applicable RSU’s vesting date occurs.
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
(c)If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
Article III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors (i) the tax consequences of this award of RSUs and Dividend Equivalents (the “Award”) and (ii) the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.
(a)Subject to Section 3.2(b), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by the Company (or, if Participant is subject to Section 16 of the Exchange Act, the Administrator):
(i)Cash or check;
(ii)In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery;
(iii)Subject to Section 9.10 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or
(iv)In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.

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(b)Unless the Company (or, if Participant is subject to Section 16 of the Exchange Act, the Administrator) otherwise determines, the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(c)Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (x) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (y) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(d)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and Dividend Equivalents, regardless of any action the Company, the Operating Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company, the Operating Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company, the Operating Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
4.1Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Company’s Policy for Recovery of Erroneously Awarded Compensation.
4.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Chief Legal Officer at the Company’s principal office or the Chief Legal Officer’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to

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that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4Titles and Headings. Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs or Dividend Equivalents without the prior written consent of Participant.
4.9Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.11Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company, the Operating Company or any of their respective Subsidiaries or affiliates or interferes with or restricts in any way the rights of the Company, the Operating Company or any of their respective Subsidiaries or affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Operating Company, a respective Subsidiary or an affiliate and Participant.

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4.12Governing Law. The Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
4.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
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EXHIBIT B

VESTING SCHEDULE
Capitalized terms used in this Exhibit B shall have the meaning set forth in the Grant Notice and the Agreement to which this Exhibit B is attached (and to the extent not otherwise defined therein shall have the meaning set forth in the Plan).
1.    Vesting. The RSUs shall be eligible to vest as follows:
(a)     Up to [20]% of the RSUs shall be eligible to vest based on the attainment of [2026] annual performance objectives [(which shall be separately communicated to Participant)], subject to Participant’s continued service with the Company, the Operating Company or any of their respective Subsidiaries or affiliates through [December 31, 2026] (and shall be cancelled and forfeited as of such date to the extent the applicable performance objectives are not attained);
(b)     Up to approximately [26.67]% of the RSUs shall be eligible to vest based on the attainment of 2027 annual performance objectives [(which shall be separately communicated to Participant in 2027)], subject to Participant’s continued service with the Company, the Operating Company or any of their respective Subsidiaries or affiliates through [December 31, 2027] (and shall be cancelled and forfeited as of such date to the extent the applicable performance objectives are not attained);
(c)     Up to approximately [26.67]% of the RSUs shall be eligible to vest based on the attainment of 2028 annual performance objectives [(which shall be separately communicated to Participant in 2028)], subject to Participant’s continued service with the Company or any of their respective Subsidiaries or affiliates through [December 31, 2028] (and shall be cancelled and forfeited as of such date to the extent the applicable performance objectives are not attained); and
(d)     Up to approximately [26.67]% of the RSUs shall be eligible to vest based on the attainment of 2029 annual performance objectives [(which shall be separately communicated to Participant in 2029)], subject to Participant’s continued service with the Company or any of their respective Subsidiaries or affiliates through [December 31, 2029] (and shall be cancelled and forfeited as of such date to the extent the applicable performance objectives are not attained).
2.    Termination of Service; Forfeiture.
(a)    Subject to Section 2.1 of the Agreement and Section 2(b) below, any outstanding RSUs that have not vested as of the date of Participant’s Termination of Service shall be automatically cancelled and forfeited for no consideration as of such date; provided, however, that, if Participant experiences a Termination of Service by the Company, the Operating Company or any of their respective Subsidiaries or affiliates without Cause [or by Participant for Good Reason, in either case,1] within three months prior to the last day of [2026, 2027, 2028 or 2029], as applicable, then the RSUs that are eligible to vest with respect to such calendar year shall be eligible to vest based on the attainment of the applicable performance goals for such year and, to the extent such goals are not achieved, such RSUs shall be cancelled and forfeited as of the last day of the applicable calendar year.
1 Note to Draft: To be included for individuals who Quantinuum desires to have “Good Reason” protection.

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(b)    Notwithstanding the generality of Section 2(a), if Participant experiences a Termination of Service by the Company, the Operating Company or any of their respective Subsidiaries or affiliates without Cause [or by Participant for Good Reason (as defined below), in either case,2] within three months preceding, on or 12 months following the consummation of a Change in Control, the portion of the RSUs that remain outstanding as of such termination and has not vested shall accelerate and vest on the later of (i) the effective date of Participant’s Termination of Service and (ii) the occurrence of a Change in Control. If such termination occurs prior to a Change in Control and a Change in Control does not occur within three months following such termination, such RSUs shall be automatically cancelled and forfeited for no consideration as of such three-month anniversary.
3.    Certain Definitions.
(a)    For purposes of this Agreement, “Good Reason” means the definition of “Good Reason” contained in an effective, written service or employment agreement between Participant and the Company, the Operating Company or any of their respective Subsidiaries or affiliates, or contained in an applicable severance plan of the Company, the Operating Company, a respective Subsidiary or an affiliate.

2 Note to Draft: To be included for individuals who Quantinuum desires to have “Good Reason” protection.
B-2
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